Exhibit 10.38

[Execution Version]

SECURITY AGREEMENT

Dated as of April 30, 2010

among

GLOBAL GEOPHYSICAL SERVICES, INC.

and the other Debtors parties hereto

in favor of

BANK OF AMERICA, N.A.,
as Administrative Agent

i

TABLE OF CONTENTS
(CONTINUED)

ii

TABLE OF CONTENTS
(CONTINUED)

SCHEDULES

Schedule 3.3		-	Organization Information
Schedule 3.4		-	Certain Collateral
Schedule 3.5(a)		-	Pledged Securities
Schedule 3.5(c)		-	Instruments
Schedule 3.7		-	Intellectual Property
Schedule 3.8		-	Deposit Accounts

ANNEXES

Annex I	-	Security Agreement Supplement
Annex II	-	Patent Security Agreement Supplement
Annex III	-	Trademark Security Agreement Supplement
Annex IV	-	Copyright Security Agreement Supplement

iii

SECURITY AGREEMENT

This SECURITY AGREEMENT dated as of April 30, 2010 (this “Agreement”), is among GLOBAL GEOPHYSICAL SERVICES, INC., a Delaware corporation (the “Borrower”), the undersigned subsidiaries of the Borrower (the Borrower and such undersigned subsidiaries collectively being the “Debtors”), and BANK OF AMERICA, N.A., in its capacity as administrative agent (in such capacity, the “Administrative Agent”) for the benefit of the holders of the Secured Obligations (as defined below).

INTRODUCTION

Reference is made to the Credit Agreement dated as of April 30, 2010 (as amended, amended and restated, supplemented, extended,  or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, certain financial institutions which are or may become parties thereto, Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer.  Pursuant to the Guaranty dated as of April 30, 2010 (as amended, amended and restated, supplemented, extended, or otherwise modified from time to time, the “Guaranty”), made by the  Debtors (other than the Borrower) in favor of the Administrative Agent, such Debtors have agreed to guarantee, among other things, the full payment and performance of all of the Borrower’s obligations under the Credit Agreement.  It is a condition precedent to the effectiveness of the Credit Agreement and the making of credit extensions thereunder that the Debtors shall have entered into this Agreement in order to secure the Borrower’s obligations under the Credit Agreement, the Debtors’ obligations under the Guaranty, and all other Secured Obligations (as defined below).

The Debtors share an identity of interest as members of a combined group of companies and will derive substantial direct and indirect economic and other benefits from the extensions of credit under the Credit Agreement.  Therefore, in consideration of the credit expected to be received in connection with the Credit Agreement, the Debtors jointly and severally agree with the Administrative Agent as follows:

SECTION 1.

DEFINITIONS

1.1                                 Terms defined above and elsewhere in this Agreement shall have their specified meanings.  Capitalized terms used herein but not defined herein shall have the meanings specified by the Credit Agreement.  All terms used herein and defined in the UCC shall have the same definitions herein as specified therein.

1.2                                 Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Debtor, shall refer to such Debtor’s Collateral or the relevant part thereof.

1.3                                 The following terms shall have the following meanings:

“Chattel Paper” means all of each Debtor’s present and future chattel paper, including electronic chattel paper.

“Collateral” has the meaning specified in Section 2.1.

“Collateral Account” means any deposit account with the Administrative Agent which is designated, maintained, and under the sole control of the Administrative Agent and is pledged to the Administrative Agent which has been established pursuant to the provisions of this Agreement for the purposes described in this Agreement including collecting, holding, disbursing, or applying certain funds, all in accordance with this Agreement.

“Contracts” shall mean all contracts, undertakings, or agreements (other than rights evidenced by Chattel Paper, Documents or Instruments) to which any Debtor now is, or hereafter will be, bound, or a party, beneficiary or assignee, in any event, including all contracts, undertakings, or agreements in or under which any Debtor may now or hereafter have any right, title or interest, including any agreement relating to the terms of payment or the terms of performance of any Receivable.

“Copyrights” means all of the following now owned or hereafter acquired by any Debtor:  (a) all copyright rights in any work subject to the copyright laws of the United States or any other country, whether as author, assignee, transferee or otherwise, and (b) all registrations and applications for registration of any such copyright in the United States or any other country and all extensions and renewals thereof, including registrations, recordings, supplemental registrations and pending applications for registration in the United States Copyright Office, including, without limitation, those listed in Schedule 3.7.

“Copyright Licenses” means any written agreement naming any Debtor as licensor or licensee (including, without limitation, those listed in Schedule 3.7), granting any right under any Copyright, including, without limitation, the grant of rights to manufacture, distribute, exploit and sell materials derived from any Copyright.

“Copyright Security Agreement Supplement” means a supplement to this Agreement by each applicable Debtor in favor of the Administrative Agent, substantially in the form of Annex IV hereto.

“Deposit Accounts” means all deposit accounts now or hereafter held in the name of any Debtor.

“Document” means any document including, without limitation, a bill of lading, dock warrant, dock receipt, warehouse receipt or order for the delivery of goods, and also any other document which in the regular course of business or financing is treated as adequately evidencing that the person in possession of it is entitled to receive, hold and dispose of the document and the goods it covers.

“Equipment” means all of each Debtor’s present or future owned or leased fixtures and equipment wherever located, including without limitation airguns, receiving and recording equipment (including without limitation geophones, recording channels and recording hardware), and other equipment used by any Debtor for the provision of seismic data collection services or other services, Vehicles, trenchers, rolling stock, vessels, aircraft, and any manuals, instructions, blueprints, computer software (including software that is imbedded in and part of the equipment) and similar items which relate to the above, together with all parts thereof and all accessions and additions thereto.

“Event of Default” means any “Event of Default” under the Credit Agreement.

“Excluded Perfection Assets” shall mean, collectively, and without limitation of the Debtors’ obligations under Section 6.12 of the Credit Agreement, any property of a type not otherwise addressed in Section 5 hereof (a) in which a security interest cannot be perfected by the filing of a financing statement under the UCC or registration with the United States Patent and Trademark Office or United States Copyright Office and (b) with respect to which the Administrative Agent has determined, and continues to maintain, in its sole discretion that the cost of perfecting a security interest in such property outweighs any benefit that would be received by the Secured Parties therefrom; provided that, if at any time the Administrative Agent determines in its sole discretion that the cost of perfecting a security interest in any such property no longer outweighs the benefit that would be received by the Secured Parties therefrom, or at any time when an Event of Default is continuing, (i) the Administrative Agent may provide written notice to the Grantors specifying the property which shall no longer constitute “Excluded Perfection Assets” and (ii) upon perfection of the Administrative Agent’s security interest in such property, such property shall no longer constitute “Excluded Perfection Assets” (it being understood that, upon receipt of such notice from the Administrative Agent, the Debtors shall comply with Section 4.3 as if such property did not constitute “Excluded Perfection Assets”).

“Excluded Property” means any of the following property or assets of any Debtor:

(a)                                  any property or assets to the extent that the Debtors are prohibited from granting a security interest in, pledge of, or charge, mortgage or lien upon any such property or assets by reason of (x) an existing and enforceable negative pledge provision or (y) applicable law or regulation to which such Debtors are subject, except

(in the case of either of the foregoing clauses (x) and (y)) to the extent such prohibition is ineffective under the UCC;

(b)                                 General Intangibles, Contracts, and Investment Property which by their respective express terms prohibit the grant of a security interest, except to the extent such prohibition is ineffective under the UCC;

(c)                                  any United States intent-to-use trademark applications to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark applications under applicable federal law;

(d)                                 permits and licenses to the extent the grant of a security interest therein is prohibited under applicable law or regulation or by their express terms, except to the extent such prohibition is ineffective under the UCC;

(e)                                  any deposit accounts (i) exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of any Debtor’s employees or (ii) maintained in, and under the laws of, a jurisdiction other than the United States or any State thereof; and

(f)                                    Excluded Stock.

“Excluded Stock” means 34% of the capital stock, membership interests or other equity or ownership interests in each direct Foreign Subsidiary of the Debtors that is a “controlled foreign corporation” under the Code.

“Fixtures” means any fixture or fixtures now or hereafter owned or leased by any of the Debtors, or in which any of the Debtors holds or acquires any other right, title or interest, constituting “fixtures” under the UCC.

“General Intangibles” means all general intangibles now owned or hereafter acquired by any Debtor, including all right, title and interest that such Debtor may now or hereafter have in or under any Contract, all payment intangibles, customer lists, Licenses, Copyrights, Trademarks, Patents, and all applications therefor and reissues, extensions or renewals thereof, rights in Intellectual Property, interests in partnerships, joint ventures and other business associations, licenses, permits, copyrights, trade secrets, software, data bases, data, processes, models, drawings, materials and records, goodwill (including the goodwill associated with any Trademark or Trademark License), all rights and claims in or under insurance policies (including insurance for fire, damage, loss and casualty, whether covering personal property, real property, tangible rights and intangible rights, all liability, life, key man and business interruption insurance, and all unearned premiums), uncertificated securities, rights to receive dividends, distributions, cash, Instruments and other property in respect of or in exchange for pledged stock and Investment Property, rights or indemnification.

“Instruments” means all of each Debtor’s instruments, including all promissory notes and other evidences of indebtedness, including intercompany instruments, other than instruments that constitute, or are a part of a group of writings that constitute, Chattel Paper.

“Intellectual Property” means all intellectual and similar property of any Debtor of every kind and nature now owned or hereafter acquired by any Debtor, including inventions, designs, Patents, Patent Licenses, Trademarks, Trademark Licenses, Copyrights, Copyright Licenses, domain names and domain name registrations, trade secrets, confidential or proprietary technical and business information, know-how or other data or information, software and databases (including without limitation the Seismic Data Libraries) and all embodiments or fixations thereof and related documentation, registrations and franchises, licenses for any of the foregoing and all license rights, and all additions, improvements and accessions to, and books and records describing or used in connection with, any of the foregoing.

“Investment Property” shall mean, other than any shares or equity interests constituting Excluded Property or Excluded Stock, all investment property now owned or hereafter acquired by any Debtor, wherever located, including (i) all securities, whether certificated or uncertificated, including stocks, bonds, interests in limited liability companies, partnership interests, treasuries, certificates of deposit, and mutual fund shares; (ii) all securities entitlements of any Debtor, including the rights of any Debtor to any securities account and the financial assets held by a securities intermediary in such securities account and any free credit balance or other money owing by any securities intermediary with respect to that account; (iii) all securities accounts of any Debtor; (iv) all commodity contracts of any Debtor; and (v) all commodity accounts held by any Debtor.

“Inventory” means all of each Debtor’s present and future inventory, wherever located, including inventory, merchandise, goods and other personal property that are held by or on behalf of any Debtor for sale or lease or are furnished or are to be furnished under a contract of service, or that constitute raw materials, work in process, finished goods, returned goods, or materials or supplies of any kind, nature or description used or consumed or to be used or consumed in such Debtor’s business or in the processing, production, packaging, promotion, delivery or shipping of the same, including all supplies, and embedded software.  “Inventory” shall also include inventory in joint production with another person, inventory in which any Debtor has an interest as consignor, and inventory that is returned to or stopped in transit by any Debtor, and all combinations and products thereof.

“Letter-of-Credit Rights” shall mean all letter-of-credit rights now owned or hereafter acquired by any Debtor, including rights to payment or performance under a letter of credit, whether or not such Debtor, as beneficiary, has demanded or is entitled to demand payment or performance.

“Licenses” shall mean any Patent License, Trademark License, Copyright License, license related to seismic data or other license or sublicense to which any Debtor is a party, including any franchises, permits, certificates, licenses, authorizations and the like and any other requirements of any government or any commission, board, court, agency, instrumentality or political subdivision thereof.

“Liquid Assets” shall mean all cash and cash equivalents at any time held by any of the Debtors, including all amounts from time to time held in any checking, savings, deposit or other account of any of the Debtors, all monies, proceeds or sums due or to become due therefrom or thereon and all documents (including, but not limited to passbooks, certificates and receipts) evidencing all funds and investments held in such accounts.

“Patents” means all of the following now owned or hereafter acquired by any Debtor:  (a) all letters patent of the United States or any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or any other country, including registrations, recordings and pending applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof, or any other country, including, without limitation, any of the foregoing referred to in Schedule 3.7, and (b) all reissues, continuations, divisions, continuations-in-part, renewals or extensions thereof, and the inventions disclosed or claimed therein, including the right to make, use and/or sell the inventions disclosed or claimed therein.

“Patent License” means all agreements, whether written or oral, providing for the grant by or to any Debtor of any right to manufacture, use or sell any invention covered in whole or in part by a Patent, including, without limitation, any of the foregoing referred to in Schedule 3.7).

“Patent Security Agreement Supplement” means a supplement to this Agreement by each applicable Debtor in favor of the Administrative Agent, substantially in the form of Annex II hereto.

“Pledged Securities” means, with respect to each Debtor, (a) other than the Excluded Stock or any shares or equity interests constituting Excluded Property, all shares or other equity interests held by such Debtor in any corporations or other entities (including, without limitation, those corporations or other entities described in Schedule 3.5(a) that are directly held by such Debtor), together with all warrants to purchase, all depositary shares and all other rights of such Debtor in respect of such equity interests, (b) all certificates, instruments or other documents evidencing same and registered or held in the name of, or otherwise in the possession of, such Debtor, and (c) all present and future payments, dividend distributions, instruments, compensation, property, assets, interests and rights in connection with or related to the equity interests described in clause (a) above, and all monies due or to become due and payable to such Debtor in connection with or related to such equity interests or otherwise paid, issued or distributed in respect of or in exchange therefor (including, without limitation, all proceeds of dissolution or liquidation).

“Permitted Liens” means any Liens permitted by Section 7.01 of the Credit Agreement.

“Permitted Prior Liens” means the following:  (i) with respect to Equity Interests, instruments, and deposit accounts, Liens permitted by clauses (c) and (h) of Section 7.01 of the Credit Agreement and, solely with respect to applicable Deposit Accounts, Liens permitted by clause (f) of Section 7.01 of the Credit Agreement, and (ii) with respect to all other property, Liens permitted by Section 7.01 of the Credit Agreement.

“Proceeds” means all of each Debtor’s present and future (a) proceeds of the Collateral, whether arising from the collection, sale, lease, exchange, assignment, licensing, or other disposition of the Collateral, (b) any and all payments (in any form whatsoever) made or due and payable from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any Governmental Authority (or any person acting under color of governmental authority), (c) claims against third parties for impairment, loss, damage, or impairment of the value of such property, and (d) any and all proceeds of, and all claims for, any insurance, indemnity, warranty or guaranty payable from time to time with respect to any of the Collateral, including any credit insurance with respect to Receivables, in each case whether represented as money, deposit accounts, accounts, general intangibles, securities, instruments, documents, chattel paper, inventory, equipment, fixtures, or goods.

“Receivables” means all of each Debtor’s present and future accounts, accounts from governmental agencies, instruments, and general intangibles, including those arising from the provision of services to the customers of any Debtor, and rights to payment under all Contracts, income tax refunds, and other rights to the payment of money, together with all of the right, title and interest of any of the Debtors in and to (a) all security pledged, assigned, hypothecated or granted to or held by any of the Debtors to secure the foregoing, (b) all of any of the Debtors’ right, title and interest in and to any goods or services, the sale of which gave rise thereto, (c) all guarantees, endorsements and indemnifications on, or of, any of the foregoing, (d) all powers of attorney granted to any of the Debtors for the execution of any evidence of indebtedness or security or other writing in connection therewith, (e) all credit information, reports and memoranda relating thereto, and (f) all other writings related in any way to the foregoing.

“Records” means all of each Debtor’s present and future books, accounting records, files, computer files, computer programs, correspondence, credit files, records, ledger cards, invoices, and other records primarily related to any other items of Collateral, including without limitation all similar information stored on a magnetic medium or other similar storage device and other papers and documents in the possession or under the control of any of the Debtors or any computer bureau from time to time acting for any of the Debtors.

“Secured Obligations” means (a) the Obligations and (b) any increases, extensions, renewals, replacements, and rearrangements of the foregoing obligations under any amendments, supplements, and other modifications of the agreements creating the foregoing obligations, in each case, whether direct or indirect, absolute or contingent.

“Seismic Data Libraries” means all of the following now owned or hereafter acquired by any Debtor: two dimensional (2D), three dimensional (3D), and other seismic data including, without limitation, all storage media and support data, films, mylar, black-lines, sections, maps, coordinates, derivatives, invoices and licensing information held by the Debtors in connection with such data, including without limitation the Multi-Client Data.

“State of Organization” means the jurisdiction of organization of each of the Debtors as listed on Schedule 3.3.

“Supporting Obligations” shall mean all supporting obligations, including letters of credit and guaranties issued in support of Accounts, Chattel Paper, Documents, General Intangibles, Instruments, or Investment Property.

“Trademarks” means all of the following now owned or hereafter acquired by any Debtor:  all trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, other source or business identifiers, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all registration and recording applications filed in connection therewith, including registrations and registration applications in the United States

Patent and Trademark Office, any State of the United States or any similar offices in any other country or any political subdivision thereof, and all extensions or renewals thereof, including, without limitation, any of the foregoing referred to in Schedule 3.7.

“Trademark License” means any agreement, whether written or oral, providing for the grant by or to any Debtor of any right to use any Trademark, including, without limitation, any of the foregoing referred to in Schedule 3.7.

“Trademark Security Agreement Supplement” shall mean a supplement to this Agreement, by each applicable Debtor in favor of the Administrative Agent, substantially in the form of Annex III hereto.

“UCC” means the Uniform Commercial Code as in effect on the date hereof in the State of New York, as amended from time to time, and any successor statute.

“Vehicles” means all cars, trucks, trailers, construction and earth moving equipment, vibrator trucks and other vehicles covered by a certificate of title under the laws of any state, all tires and all other appurtenances to any of the foregoing.

SECTION 2.

GRANT OF SECURITY INTEREST

2.1                                 Grant of Security Interest.  Each Debtor hereby grants to the Administrative Agent, for the benefit of the holders of the Secured Obligations, a security interest in all of such Debtor’s right, title, and interest in and to the following property (the “Collateral”) to secure the payment and performance of the Secured Obligations:  (a) all Chattel Paper, all Collateral Accounts, all commercial tort claims described on Schedule 3.4 hereto or notified to the Administrative Agent pursuant to Section 4.10(b) hereof, all Contracts, all Deposit Accounts, all Documents, all Equipment, all Fixtures, all General Intangibles, all Instruments, all Intellectual Property, all Inventory, all Investment Property (including without limitation the Pledged Securities), all Letter of Credit Rights, all Liquid Assets, all Receivables, all Records, and all Supporting Obligations, (b) any and all additions, accessions and improvements to, all substitutions and replacements for and all products of or derived from the foregoing, and (c) all Proceeds of the foregoing; provided, however, that notwithstanding anything to the contrary contained herein or in any other Loan Document, this Agreement shall not constitute nor evidence a grant of a security interest, collateral assignment or any other type of Lien in Excluded Property.  The Proceeds of Excluded Property shall not constitute Excluded Property solely by virtue of being Proceeds thereof but only to the extent that such Proceeds otherwise independently constitute Excluded Property hereunder.

To the extent that the Collateral is not subject to the UCC, each Debtor collaterally assigns all of such Debtor’s right, title, and interest in and to such Collateral to the Administrative Agent for the benefit of the holders of the Secured Obligations to secure the payment and performance of the Secured Obligations to the full extent that such a collateral assignment is possible under the relevant law.

2.2                                 Avoidance Limitation.  Notwithstanding Section 2.1 above, the amount of any Debtor’s Secured Obligations that are secured by its rights in Collateral subject to a Lien in favor of the Administrative Agent hereunder or under any other Security Document shall be limited to the extent, if any, required so that the Liens it has granted under this Security Agreement shall not be subject to avoidance under Section 548 of the Bankruptcy Code of the United States or to being set aside or annulled under any applicable Law relating to fraud on creditors.  In determining the limitations, if any, on the amount of any Debtor’s Secured Obligations that are subject to the Lien on such Debtor’s Collateral hereunder pursuant to the preceding sentence, it is the intention of the parties hereto that any rights of subrogation or contribution which such Debtor may have under the Guaranty, any other agreement or applicable Law shall be taken into account.

2.3                                 Debtors Remain Liable.  Anything herein to the contrary notwithstanding:  (a) each Debtor shall remain liable under the Contracts included in the Collateral to the extent set forth therein to perform such Debtor’s obligations thereunder to the same extent as if this Agreement had not been executed; (b) the exercise by the

Administrative Agent of any rights hereunder shall not release any Debtor from any obligations under the Contracts included in the Collateral; and (c) the Administrative Agent shall not have any obligation under the Contracts included in the Collateral by reason of this Agreement, nor shall the Administrative Agent be obligated to perform or fulfill any of the obligations of any Debtor thereunder, including any obligation to make any inquiry as to the nature or sufficiency of any payment any Debtor may be entitled to receive thereunder, to present or file any claim, or to take any action to collect or enforce any claim for payment thereunder.

SECTION 3.

REPRESENTATIONS AND WARRANTIES

To induce the Lenders to make Credit Extentions to the Borrower under the Credit Agreement, each Debtor hereby represents and warrants to the Administrative Agent, for the benefit of the holders of the Secured Obligations, that:

3.1                                 Title; No Other Liens.  Except for the security interests granted to the Administrative Agent for the benefit of the holders of the Secured Obligations pursuant to this Agreement and the other Permitted Liens, such Debtor owns each item of the Collateral free and clear of any and all Liens or claims of others.  No financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as have been filed in favor of the Administrative Agent, for the ratable benefit of the holders of the Secured Obligations, pursuant to this Agreement or as are permitted by the Credit Agreement.

3.2                                 Perfected First Priority Liens.  The security interests granted pursuant to this Agreement (a) upon completion of the filing of financing statements describing the Collateral in the offices located in the jurisdictions listed on Schedule 3.3, the recording in the United States Patent and Trademark Office of the Trademark Security Agreement Supplement and the Patent Security Agreement Supplement and in the United States Copyright Office of the Copyright Security Agreement Supplement, as applicable, the taking of all applicable actions in respect of perfection contemplated by Sections 4.5, 4.6, 4.7 and 4.10 in respect of Collateral (in which a security interest cannot be perfected by the filing of a financing statement or such recordings in the United States Patent and Trademark Office or the United States Copyright Office), will constitute valid perfected security interests in all of the Collateral (other than Excluded Perfection Assets) in favor of the Administrative Agent, for the benefit of the holders of the Secured Obligations, as collateral security for such Debtor’s Obligations, enforceable in accordance with the terms hereof against all creditors of such Debtor and any Persons purporting to purchase any Collateral from such Debtor and (b) are prior to all other Liens on the Collateral except for Permitted Prior Liens; provided that no representations are made herein with respect to the requirements of any laws of any jurisdiction other than the United States or any State thereof.

3.3                                 Debtor’s Legal Name; Jurisdiction of Organization; Chief Executive Office.  Each Debtor’s exact legal name is set forth on the signature page hereof, and from and after an amendment or modification thereto, on a written notification delivered to the Administrative Agent pursuant to Section 4.4.  On the date hereof, such Debtor’s jurisdiction of organization, type of organization, identification number from the jurisdiction of organization (if any), and the location of such Debtor’s chief executive office or sole place of business or principal residence, as the case may be, are specified on Schedule 3.3.

3.4                                 Certain Collateral.  None of the Collateral constitutes, or is the Proceeds of, farm products and none of the Collateral has been purchased for, or will be used by any Debtor primarily for personal, family or household purposes.  Except as set forth on Schedule 3.4 or otherwise notified to the Administrative Agent pursuant to Sections 4.9 or 4.10, respectively:

(a)                                  none of the account debtors or other persons obligated on any of the Collateral of such Debtor is a governmental authority subject to the Federal Assignment of Claims Act or like federal or state statute or rule in respect of such Collateral of the type described in Section 4.10(a);

(b)                                 such Debtor holds no commercial tort claims where the reasonably expected amount to be recovered from such claim exceeds $500,000;

(c)                                  such Debtor holds no interest in, title to or power to transfer, any Patents, Trademarks or Copyrights;

(d)                                 such Debtor holds no interest in, title to or power to transfer any Intellectual Property that is registered or for which an application has been filed in the United States Patent and Trademark Office or the United States Copyright Office;

(e)                                  such Debtor owns no vessels, rolling stock, or aircraft.

3.5                                 Investment Property, Chattel Paper, and Instruments.

(a)                                  Each Debtor is the legal and beneficial owner of the Pledged Securities as set forth on Schedule 3.5(a).  The Pledged Securities have been duly authorized, validly issued and are fully paid and non-assessable and are not subject to any limitations to purchase similar rights by any person, and none of the Pledged Securities constitutes margin stock (within the meaning of Regulation U issued by the FRB).  Except as set forth on Schedule 3.5(a), the Pledged Securities constitute all of the issued and outstanding shares of stock or other equity interests of each of the respective issuers thereof and no such issuer has any obligation to issue any additional shares of stock or other equity interests or rights or options thereto.  As of the date hereof, all Investment Property of the Debtors (including without limitation securities accounts) is listed on Schedule 3.5(a).

(b)                                 Except as may be required in connection with any disposition of any portion of the Pledged Securities by laws affecting the offering and sale of securities generally, no consent of any Person and no license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any Governmental Authority is required in connection with (i) the execution, delivery, performance, validity or enforceability of this Agreement, (ii) the perfection or maintenance of the security interest created hereby (including the first priority nature thereof), or (iii) the exercise by the Administrative Agent of the rights provided for in this Agreement.

(c)                                  Each of the Instruments and Chattel Paper pledged by such Debtor hereunder constitutes the legal, valid and binding obligation of the obligor with respect thereto, enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, and general principles of equity. Schedule 3.5(c) lists all of the Instruments issued to or held by each Debtor as of the Closing Date.

(d)                                 Such Debtor is the record and beneficial owner of, and has good title to the Investment Property pledged by it hereunder, free of any and all Liens or options in favor of, or claims of, any other Person, except the security interest created by this Agreement and other Permitted Liens.

3.6                                 Receivables.

(a)                                  No amount payable to such Debtor under or in connection with any Receivable is evidenced by any Instrument or Chattel Paper which has not been delivered to the Administrative Agent to the extent required by Section 5.

(b)                                 The amounts represented by such Debtor to the Secured Parties from time to time as owing to such Debtor in respect of the Receivables will at such times be accurate in all material respects.

(c)                                  All Receivables of such Debtor existing on the Closing Date arise from bona fide sales or leases by such Debtor of goods and services.

3.7                                 Intellectual Property.

(a)                                  Schedule 3.7 lists all Intellectual Property necessary for the conduct of such Debtor’s business as currently conducted that is owned by such Debtor in its own name on the date hereof.

(b)                                 On the date hereof, all material Intellectual Property of such Debtor described on Schedule 3.7 is valid, subsisting, unexpired and enforceable, has not been abandoned and does not infringe the intellectual property rights of any other Person in any material respect.

(c)                                  Except as set forth in Schedule 3.7, on the date hereof, none of such Intellectual Property is the subject of any licensing or franchise agreement pursuant to which such Debtor is the licensor or franchisor.

(d)                                 No holding, decision or judgment has been rendered by any Governmental Authority which would limit, cancel or question the validity of, or such Debtor’s rights in, any such Intellectual Property in any respect that could reasonably be expected to have a Material Adverse Effect.

(e)                                  No action or proceeding is pending, or, to the knowledge of such Debtor, threatened, on the date hereof (i) seeking to limit, cancel or question the validity of any such Intellectual Property or such Debtor’s ownership interest therein, or (ii) which, if adversely determined, would reasonably be expected to have a Material Adverse Effect.

3.8                                 Deposit Accounts.  As of the date hereof, all Deposit Accounts of the Debtors are listed on Schedule 3.8.

SECTION 4.

COVENANTS AND AGREEMENTS

Each Debtor covenants and agrees with the Administrative Agent and the holders of the Secured Obligations that, from and after the date of this Agreement until this Agreement terminates in accordance with Section 7.13(a):

4.1                                 Covenants in Credit Agreement.  Such Debtor shall take, or shall refrain from taking, as the case may be, each action that is necessary to be taken or not taken, as the case may be, so that no Default or Event of Default is caused by the failure to take such action or to refrain from taking such action by such Debtor or any of its Subsidiaries.

4.2                                 Maintenance of Insurance.  Such Debtor will comply with the provisions of the Credit Agreement governing the maintenance of insurance for any of its assets constituting Collateral.

4.3                                 Maintenance of Perfected Security Interest; Further Documentation; Filing Authorization; Further Assurances; Power of Attorney.

(a)                                  Such Debtor shall maintain the security interest created by this Agreement as a perfected first priority security interest subject only to Permitted Liens (and the limitations on perfection and method of perfection provided in Section 5) and shall defend such security interest against the claims and demands of all Persons whomsoever.

(b)                                 Such Debtor will furnish to the Administrative Agent from time to time statements and schedules further identifying and describing the assets and property of such Debtor and such other reports in connection with the Collateral as the Administrative Agent may reasonably request, all in reasonable detail.

(c)                                  Subject in each case to Section 5, each Debtor further agrees to take any other action reasonably requested by the Administrative Agent to insure the attachment, perfection and priority of, and the ability of the Administrative Agent to enforce, the security interest in any and all of the Collateral (except as otherwise permitted with respect to Excluded Perfection Assets) including, without limitation, (i) executing, delivering and, where appropriate, filing financing statements and amendments relating thereto under the UCC, to the extent, if any, that any Debtor’s signature thereon is required therefor; (ii) causing the Administrative Agent’s name to be noted as secured party on any certificate of title for a titled good if such notation is a condition to attachment, perfection or priority of, or ability of the Administrative Agent to enforce, the security interest in such Collateral; (iii) complying with any provision of any statute, regulation or treaty of the United States or any other country as to any Collateral if compliance with such provision is a condition to the attachment, perfection or priority of, or the ability of the Administrative Agent to enforce, the security interest in such Collateral; and (iv) taking all actions required by the UCC or by other law, as applicable in any relevant Uniform Commercial Code jurisdiction, or by other law as applicable in any foreign jurisdiction.

(d)                                 Each Debtor hereby irrevocably authorizes the Administrative Agent at any time and from time to time to file in any jurisdiction in which the Uniform Commercial Code has been adopted any initial financing statements and amendments thereto that (a) indicate the Collateral (i) as all assets of each Debtor or words of similar effect, or (ii) as being of an equal or lesser scope or with greater detail, and (b) contain any other information required by the UCC for the sufficiency or filing office acceptance of any initial financing statement or amendment.  Each Debtor agrees to furnish any such information to the Administrative Agent promptly upon request.  Each Debtor also ratifies its authorization for the Administrative Agent to have filed in any Uniform Commercial Code jurisdiction any like initial financing statements or amendments thereto if filed prior to the date hereof.

(e)                                  During the existence of an Event of Default,

(i)                                     No Debtor shall initiate any action with respect to remedy such Event of Default without granting Administrative Agent advance written notice of such Debtor’s intent to initiate such actions and the opportunity to consult with such Debtor regarding such Debtor’s proposed actions (unless immediate action is reasonably necessary to prevent loss to such Debtor);

(ii)                                  At Administrative Agent’s request, each Debtor shall take any actions reasonably requested by Administrative Agent with respect to such Event of Default, including diligently endeavoring to cure any material defect existing or claimed, and taking all reasonably necessary and desirable steps for the defense of any legal proceedings, including the employment of counsel, the prosecution or defense of litigation, and the release or discharge of all adverse claims;

(iii)                               Administrative Agent, whether or not named as a party to any legal proceedings, is authorized to take any additional steps as Administrative Agent deems reasonably necessary or desirable for the defense of any such legal proceedings or the protection of the validity or priority of this Agreement and the liens, security interests, and assignments created hereunder, including the employment of independent counsel, the prosecution or defense of litigation, the compromise or discharge of any adverse claims made with respect to any Collateral and the payment or removal of prior liens or security interests, and the reasonable expenses of Administrative Agent in taking such action shall be paid by the Debtors; and

(iv)                              Each Debtor agrees that, if such Debtor fails to perform under this Agreement or any other Loan Document, Administrative Agent may, but shall not be obligated to, perform such Debtor’s obligations under this Agreement or such other Loan Document, and any reasonable expenses incurred by Administrative Agent in performing such Debtor’s obligations shall be paid by such Debtor.  Any such performance by Administrative Agent may be made by Administrative Agent in reasonable reliance on any statement, invoice, or claim, without inquiry into the validity or accuracy thereof.  The amount and nature of any expense of Administrative Agent hereunder shall be conclusively established by a certificate of any officer of Administrative Agent absent manifest error.

(f)                                    Debtor irrevocably appoints Administrative Agent as Debtor’s attorney in fact, with full authority to act during the existence of an Event of Default for Debtor and in the name of Debtor, to take any action and execute any agreement which Administrative Agent deems reasonably necessary or advisable to accomplish the purposes of this Agreement, including the matters that Administrative Agent is expressly authorized to take pursuant to this Agreement (including the matters described in paragraph (c) above), and instituting proceedings Administrative Agent deems reasonably necessary or desirable to enforce the rights of Administrative Agent with respect to this Agreement.

4.4                                 Changes in Name, etc.  Such Debtor will not, except upon 30 days’ prior written notice to the Administrative Agent (or such longer period as the Administrative Agent may consent to in its sole discretion) and delivery to the Administrative Agent of all additional approved or executed financing statements and other executed documents reasonably requested by the Administrative Agent to maintain the validity, perfection and priority of the security interests provided for herein:  (a) change its type of organization, jurisdiction of organization or other legal structure from that referred to in Section 3.3, (b) change its organizational number if it has one, or (c) change its name.

4.5                                 Delivery of Instruments, Chattel Paper, and Documents.  If any amount payable under or in connection with any of the Collateral is or becomes evidenced by any Instrument or Chattel Paper, such Instrument or Chattel Paper shall, to the extent required by Section 5, be immediately delivered to the Administrative Agent, duly indorsed in a manner reasonably satisfactory to the Administrative Agent, to be held as Collateral pursuant to this Agreement.  If any goods are or become covered by a negotiable Document, such Document shall, to the extent required by Section 5, be immediately delivered to the Administrative Agent to be held as Collateral pursuant to this Agreement.

4.6                                 Investment Property.  With respect to Investment Property (other than Excluded Stock) and Pledged Securities:

(a)                                  If any Debtor shall at any time hold or acquire any Pledged Securities which are certificated securities, whether as a stock split, stock dividend, or other distribution with respect to Pledged Securities, or otherwise, such Debtor shall promptly, and in any event within ten (10) Business Days after receipt thereof (or such longer period as the Administrative Agent may consent to in its sole discretion), deliver the same to the Administrative Agent, accompanied by such instruments of transfer or assignment duly executed in blank as the Administrative Agent may from time to time specify.  If any Pledged Securities now owned or hereafter acquired by any Debtor are uncertificated securities and are issued to such Debtor or its nominee directly by the issuer thereof, such Debtor shall promptly notify the Administrative Agent thereof, and shall take any actions requested by the Administrative Agent to enable the Administrative Agent to obtain “control” (within the meaning of Section 8-106 of the UCC) with respect thereto.  If any Pledged Securities, whether certificated securities or uncertificated securities, or other Investment Property now or hereafter acquired by any Debtor are held or acquired by such Debtor or its nominee through a securities intermediary or commodity intermediary, such Debtor shall promptly notify the Administrative Agent thereof and, shall take any actions reasonably requested by the Administrative Agent to enable the Administrative Agent to obtain “control” (within the meaning of Section 8-106 and/or Section 9-106 of the UCC, as applicable) with respect thereto.  To the extent that the Administrative Agent has the right pursuant to the foregoing to give entitlement orders or instructions or directions to any issuer, securities intermediary or commodity intermediary or to withhold its consent to the exercise of any withdrawal or dealing rights by any Debtor, the Administrative Agent agrees with each Debtor that the Administrative Agent shall not give any such entitlement orders or instructions or directions to any such issuer, securities intermediary or commodity intermediary, and shall not withhold its consent to the exercise of any withdrawal or dealing rights by any Debtor, unless an Event of Default has occurred and is continuing.

(b)                                 So long as no Event of Default has occurred and is continuing, each Debtor shall be entitled:

(i)                                     to exercise, in a manner not inconsistent with the terms hereof, the voting power with respect to the Pledged Securities of such Debtor, and for that purpose the Administrative Agent shall

(if any Pledged Securities shall be registered in the name of the Administrative Agent or its nominee) execute or cause to be executed from time to time, at the expense of the Borrower, such proxies or other instruments in favor of such Debtor or its nominee, in such form and for such purposes as shall be reasonably requested by such Debtor, to enable it to exercise such voting power with respect to the Pledged Securities; and

(ii)                                  except as otherwise provided herein or in the Credit Agreement, to receive and retain for its own account any and all payments, proceeds, dividends, distributions, property, assets, or rights to the extent such are permitted pursuant to the terms of the Credit Agreement, other than (x) stock or liquidating dividends or (y) other dividends or other amounts payable under or in connection with any recapitalization, restructuring, or other non-ordinary course event (the dividends and amounts in this clause (y) being “Extraordinary Payments”), paid, issued or distributed from time to time in respect of the Pledged Securities.  If any Extraordinary Payment is paid or payable, then such sum shall be paid by each such Debtor to the Administrative Agent promptly, and in any event within ten (10) Business Days after receipt thereof (or such longer period as the Administrative Agent may consent to in its sole discretion), to be held by the Administrative Agent as additional collateral hereunder.

(c)                                  Upon the occurrence and during the continuance of any Event of Default, all rights of each Debtor to exercise or refrain from exercising the voting and other consensual rights that it would otherwise be entitled to exercise pursuant to Section 4.6(b) and to receive the payments, proceeds, dividends, distributions, property, assets, or rights that the Debtor would otherwise be authorized to receive and retain pursuant to Section 4.6(b) shall cease, and thereupon the Administrative Agent shall be entitled to exercise all voting power with respect to the Pledged Securities and to receive and retain, as additional collateral hereunder, any and all payments, proceeds, dividends, distributions, property, assets, or rights at any time declared or paid upon any of the Pledged Securities during such an Event of Default and otherwise to act with respect to the Pledged Securities as outright owner thereof.

(d)                                 All payments, proceeds, dividends, distributions, property, assets, instruments or rights that are received by each Debtor contrary to the provisions of this Section 4.6 shall be received and held in trust for the benefit of the Administrative Agent, shall be segregated by each Debtor from other funds of such Debtor and shall be forthwith paid over to the Administrative Agent as Pledged Securities in the same form as so received (with any necessary endorsement).

(e)                                  If such Debtor is an issuer of Pledged Securities, such Debtor agrees that (i) it will be bound by the terms of this Agreement relating to the Pledged Securities issued by it and will comply with such terms insofar as such terms are applicable to it and (ii) it will comply with instructions received by it pursuant to the terms of Section 4.6(f) with respect to the Pledged Securities issued by it.  In addition, if any such Debtor is a partnership or a limited liability company, such Debtor (i) confirms that none of the terms of any equity interest issued by it provides that such equity interest is a “security” within the meaning of the UCC, (ii) agrees that it will take no action to cause or permit any such equity interest to become a security, (iii) agrees that it will not issue any certificate representing any such equity interest and (iv) agrees that if, notwithstanding the foregoing, any such equity interest shall be or become a security, such Debtor will (and the Debtor that holds such equity interest hereby instructs such issuing Debtor to) comply with instructions originated by the Administrative Agent without further consent by such Debtor.

(f)                                    Each Debtor hereby authorizes and instructs each issuer of any Pledged Securities pledged by such Debtor hereunder to (i) comply with any instruction received by it from the Administrative Agent in writing that (x) states that an Event of Default has occurred and is continuing and (y) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Debtor, and each Debtor agrees that each such issuer shall be fully protected in so complying, and (ii) unless otherwise expressly permitted hereby including as permitted in Section 4.6(b)(ii) herein, pay any dividends or other payments with respect to the Pledged Securities directly to the Administrative Agent.

4.7                                 Deposit Accounts.  If any Debtor shall at any time establish any new Deposit Account (other than any Deposit Account that constitutes Excluded Property), such Debtor shall promptly, and in any event within ten

(10) Business Days after establishment thereof (or such longer period as the Administrative Agent may consent to in its sole discretion), notify the Administrative Agent of such Deposit Account.  All United States Deposit Accounts of the Debtors shall be maintained with depositories that are Lenders in accordance with Section 6.12 of the Credit Agreement.

4.8                                 Modifications of Receivables, Chattel Paper, Instruments and Payment Intangibles.  No Debtor will, without the Administrative Agent’s prior written consent (which consent shall not be unreasonably withheld or delayed):  (a) compromise or grant any extension of the time of payment of any of the Collateral consisting of Receivables, Chattel Paper, Instruments or payment intangibles, (b) settle the same for less than the full amount thereof, (c) release, wholly or partly, any obligor liable for the payment thereof or (d) allow any credit or discount whatsoever thereon; provided, that so long as no Event of Default has occurred and is continuing, this Section 4.8 shall not restrict any extensions, credits, discounts, compromises or settlements (i) granted or made by any Debtor with respect to Receivables, Chattel Paper, Instruments or payment intangibles with individually or in the aggregate are not material to such Debtor, or (ii) granted or made by any Debtor in the ordinary course of such Debtor’s business and consistent with such prudent practices used in industries that are the same as or similar to those which such Debtor is engaged.

4.9                                 Intellectual Property.  With respect to Intellectual Property:

(a)                                  Such Debtor (either itself or through licensees) will (i) continue to use each Trademark necessary to the conduct of its business in order to maintain such Trademark in full force free from any claim of abandonment for non-use, (ii) use such Trademark with the appropriate notice of registration and substantially all other notices and legends required by applicable Laws, (iii) not knowingly adopt or use any mark which is confusingly similar or a colorable imitation of such Trademark unless the Administrative Agent, for the ratable benefit of the Secured Parties, shall obtain a perfected security interest in such mark pursuant to this Agreement, and (iv) not (and not knowingly permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby such Trademark may become invalidated or impaired in any way;

(b)                                 Such Debtor (either itself or through licensees) will not do any act, or omit to do any act, whereby any Patent necessary for the conduct of its business may become forfeited, abandoned or dedicated to the public;

(c)                                  Such Debtor (either itself or through licensees) (i) will employ each Copyright necessary for the conduct of its business and (ii) will not (and will not knowingly permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby any material portion of such Copyrights may become invalidated or otherwise impaired.  Such Debtor will not (either itself or through licensees) do any act whereby any material portion of such Copyrights may fall into the public domain;

(d)                                 Such Debtor (either itself or through licensees) will not do any act that knowingly uses any Intellectual Property necessary for the conduct of its business to materially infringe the intellectual property rights of any other Person;

(e)                                  Such Debtor will notify the Agents and the Lenders promptly if it knows, or has reason to know, that any application or registration relating to any Intellectual Property necessary for the conduct of its business may become forfeited, abandoned or dedicated to the public, or of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office) regarding such Debtor’s ownership of, or the validity of, any such Intellectual Property or such Debtor’s right to register the same or to own and maintain the same;

(f)                                    Whenever such Debtor, either by itself or through any agent, employee, licensee or designee, shall file an application for the registration of any Intellectual Property necessary for the conduct of its business with the United States Patent and Trademark Office, the United States Copyright Office, such Debtor shall report such filing to the Administrative Agent within 30 days after the date on which such filing occurs (or such longer period as the Administrative Agent may consent to in its sole discretion).  Upon request of the Administrative Agent, such Debtor shall promptly execute and deliver, and have recorded, any and all agreements, instruments, documents, and papers as the Administrative Agent may request to evidence the security interest granted hereunder to the Administrative Agent for the benefit of the holders of the Secured Obligations in any Copyright, Patent or Trademark necessary for the conduct of its business and the goodwill and general intangibles of such Debtor relating thereto or represented thereby;

(g)                                 Such Debtor will take all reasonable and necessary steps, including, without limitation, in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office, to maintain and pursue each application relating to any Intellectual Property necessary for the conduct of its business (and to obtain the relevant registration) and to maintain each registration of such Intellectual Property, including, without limitation, filing of applications for renewal, affidavits of use and affidavits of incontestability;

(h)                                 In the event that any Intellectual Property necessary for the conduct of its business is infringed, misappropriated or diluted by a third party, such Debtor shall (i) take such actions as such Debtor shall reasonably deem appropriate under the circumstances to protect such Intellectual Property and (ii) if such Intellectual Property is of material economic value, promptly notify the Administrative Agent after it learns thereof and take such actions as such Debtor shall reasonably deem appropriate under the circumstances, including filing suit for infringement, misappropriation or dilution, to seek injunctive relief where appropriate and to recover any and all damages for infringement, misappropriation or dilution; and

(i)                                     One copy of the Seismic Data Library shall be kept at all times at 13927 South Gessner Road, Missouri City, Texas 77489.  The Debtors shall provide the Administrative Agent all rights and information necessary to access such copy, and shall not at any time remove or impair the Administrative Agent’s access to such copy.

4.10                           Actions With Respect to Certain Collateral.

(a)                                  If any of the account debtors or other Persons obligated on any of the Receivables, Chattel Paper, Instruments or payment intangibles with a value in excess of $500,000, or on any Contract with a value in excess of $500,000 in any twelve month period, is or becomes a governmental authority subject to the Federal Assignment of Claims Act or like federal or state statute or rule in respect of such Collateral, Debtor shall promptly (i) notify the Administrative Agent in a writing signed by such Debtor that such account debtor or other Person obligated on such Collateral is a governmental authority subject to the Federal Assignment of Claims Act or like federal or state statute or rule and (ii) take all actions reasonably required by the Administrative Agent to insure the attachment, perfection or priority of, or the ability of the Administrative Agent to enforce, the security interest in such Collateral.

(b)                                 If any Debtor shall at any time hold or acquire a commercial tort claim with a value in excess of $500,000, such Debtor shall promptly notify the Administrative Agent in a writing signed by such Debtor of the brief details thereof and grant to the Administrative Agent in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Security Agreement, with such writing to be in form and substance satisfactory to the Administrative Agent.

(c)                                  If any Debtor shall at any time hold or acquire any vessel or aircraft, such Debtor shall promptly notify the Administrative Agent in a writing signed by such Debtor, and shall take all actions reasonably requested by the Administrative Agent to insure the attachment, perfection and priority of, and the ability of the Administrative Agent to enforce, a security interest therein.

SECTION 5.

LIMITATION ON PERFECTION OF SECURITY INTEREST

5.1                                 Chattel Paper and Instruments.  The perfection of the security interest granted in Section 2 above in, respectively, Chattel Paper (whether tangible or electronic) and Instruments (other than intercompany obligations owing by the Borrower or any of its Subsidiaries to any Debtor) will, prior to the occurrence of an Event of Default (and after the occurrence of an Event of Default unless the Administrative Agent has required that further actions are taken with respect to the perfection thereof), be effected solely by filing an appropriate financing statement under the applicable Uniform Commercial Code so long as (a) with respect to all Chattel Paper and Instruments, the aggregate face amount of all such Chattel Paper and Instruments does not exceed $2,000,000 and (b) with respect to any individual Chattel Paper or Instrument, the face amount thereof does not exceed $500,000.

5.2                                 Documents.  The perfection of the security interest granted in Section 2 above in Documents will, prior to the occurrence of an Event of Default (and after the occurrence of an Event of Default unless the Administrative Agent has required that further actions are taken with respect to the perfection thereof), be effected solely by filing an appropriate financing statement under the applicable Uniform Commercial Code so long as (a) the aggregate value of the goods covered by all such Documents does not exceed $2,000,000 and (b) the value of the goods covered by any individual Document does not exceed $500,000.

5.3                                 Letter of Credit Rights.  The perfection of the security interest granted in Section 2 above in Letter-of-Credit Rights will be required only with respect to (a) solely following the occurrence of an Event of Default and request by the Administrative Agent, any individual Letter-of-Credit Right the face amount of which exceeds $500,000 and (b) any Letter of Credit Rights constituting Supporting Obligations.

5.4                                 Fixtures.  The perfection of the security interest granted in Section 2 above in Fixtures (other than Fixtures related to owned or leased real property of any Debtor which is subject to a Mortgage) will, prior to the occurrence of an Event of Default (and after the occurrence of an Event of Default unless the Administrative Agent has required that further actions are taken with respect to the perfection thereof), be effected solely by filing an appropriate financing statement under the applicable Uniform Commercial Code.

5.5                                 Vehicles; Mobile Goods.  The perfection of the security interest granted in Section 2 above in Vehicles will be required only following the occurrence of an Event of Default and request by the Administrative Agent.  Following the occurrence of an Event of Default and request by the Administrative Agent, with respect to any Vehicle now or hereafter owned by a Debtor, such Debtor agrees to take such action (or cause its Subsidiaries to take such action), including endorsing certificates of title or executing applications for transfer of title, as is reasonably required by the Administrative Agent to enable it to properly perfect and protect its Lien on such Vehicles and to transfer the same.

SECTION 6.

REMEDIAL PROVISIONS

During the existence of an Event of Default, the Administrative Agent may, at the Administrative Agent’s option, exercise one or more of the remedies specified elsewhere in this Agreement or the following remedies:

6.1                                 General Interim Remedies.

(a)                                  To the extent permitted by law, the Administrative Agent may exercise all the rights and remedies of a secured party under the UCC.

(b)                                 The Administrative Agent may prosecute actions in equity or at law for the specific performance of any covenant or agreement herein contained or in aid of the execution of any power herein granted or for the enforcement of any other appropriate legal or equitable remedy.

(c)           The Administrative Agent may require any Debtor to promptly assemble any tangible Collateral of such Debtor and make it available to the Administrative Agent at a place to be designated by the Administrative Agent.  The Administrative Agent may occupy any premises owned or leased by any Debtor where the Collateral is assembled for a reasonable period in order to effectuate the Administrative Agent’s rights and remedies hereunder or under law, without obligation to any Debtor with respect to such occupation.

6.2           Receivables, Chattel Paper, Instruments and Payment Intangibles.  During the existence of an Event of Default, the Administrative Agent may establish Collateral Accounts for the purpose of collecting the payments due to the Debtors under any Contracts or otherwise with respect to the Receivables, Chattel Paper, Instruments and/or payment intangibles and holding the proceeds thereof, and may, or may direct the Debtors to, instruct all makers and/or all obligors with respect thereto to make all payments with respect to such Collateral directly to the Administrative Agent for deposit into such Collateral Account.  After such direction to the Debtors, all payments, whether of principal, interest, or other amounts, under any Contracts or otherwise with respect to the Receivables, Chattel Paper, Instruments and/or payment intangibles shall be directed to such Collateral Accounts.  All such payments which may from time to time come into the possession of any Debtor shall be held in trust for the Administrative Agent, segregated from the other funds of such Debtor, and delivered to the Administrative Agent immediately in the form received with any necessary endorsement for deposit into such Collateral Account, such delivery in no event to be later than one Business Day after receipt thereof by the applicable Debtor.  Each Debtor agrees to execute any documents reasonably requested by the Administrative Agent to create any Collateral Account and pledge it to the Administrative Agent.  In connection with the foregoing, the Administrative Agent shall have the right at any time during the existence of an Event of Default to take any of the following actions, in the Administrative Agent’s own name or in the name of the applicable Debtor:  compromise or extend the time for payment of any payments due with respect to any Instrument or Chattel Paper upon such terms as the Administrative Agent may reasonably determine; endorse the name of the applicable Debtor, on checks, instruments, or other evidences of payment with respect to any such Collateral; make written or verbal requests for verification of amount owing on any such Collateral from the maker thereof or obligor thereunder; open mail addressed to such Debtor which the Administrative Agent reasonably believes relates to any such Collateral, and, to the extent of checks or other payments with respect to any such Collateral, dispose of same in accordance with this Agreement; take action in the Administrative Agent’s name or the applicable Debtor’s name, to enforce collection; and take all other action necessary to carry out this Agreement and give effect to the Administrative Agent’s rights hereunder.  Costs and expenses incurred by the Administrative Agent in collection and enforcement of amounts owed under any Contracts or otherwise with respect to the Receivables, Chattel Paper, Instruments and/or payment intangibles, including attorneys’ fees and out-of-pocket expenses, shall be reimbursed by the applicable Debtor to the Administrative Agent on demand.

6.3           Contracts.  During the existence of an Event of Default, the Administrative Agent may, at its option, exercise one or more of the following remedies with respect to the Contracts that constitute Collateral:

(a)           (i) take any action permitted under Section 6.2 and (ii) in the place and stead of the applicable Debtor, exercise any other rights of such Debtor under the Contracts in accordance with the terms thereof.  Without limitation of the foregoing, each Debtor agrees that under the foregoing circumstances, the Administrative Agent may give notices, consents and demands and make elections under the Contracts, modify or waive the terms of the Contracts and enforce the Contracts, in each case, to the same extent and on the same terms as such Debtor might have done.  It is understood and agreed that notwithstanding the exercise of such rights and/or the taking or such actions by the Administrative Agent, such Debtor shall remain liable for performance of its obligations under the Contracts;

(b)           upon receipt by the Administrative Agent of notice from any counterparty to any Contract of such Person’s intent to terminate such Contract, the Administrative Agent shall be entitled to (i) cure or cause to be cured the condition giving rise to such Person’s right of termination of such Contract, or (ii) acquire and assume (or assign and cause the assumption by a third party of) the rights and obligations of the applicable Debtor under such Contract; and

(c)           upon termination of any Contract by operation of law or otherwise, the Administrative Agent shall be entitled to enter into a new agreement (“Successor Agreement”) with the counterparty to such terminated Contract, on the same terms and with the same provisions as such terminated Contract.  Each Debtor agrees that such Debtor shall have no rights whatsoever with respect to any Successor Agreement.

6.4           Pledged Securities.

(a)           If the Administrative Agent shall determine to exercise the right to sell any or all of the Pledged Securities pursuant to this Section 6.4, and if in the opinion of the Administrative Agent it is necessary to have the Pledged Securities, or that portion thereof to be sold, registered under the provisions of the Securities Act of 1933 (the “Securities Act”), as amended, the relevant Debtor will cause the issuer thereof to (i) execute and deliver, and cause the directors and officers of such issuer to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts as may be, in the opinion of the Administrative Agent, necessary to register the Pledged Securities, or that portion thereof to be sold, under the provisions of the Securities Act, (ii) use its best efforts to cause the registration statement relating thereto to become effective and to remain effective for a period of one year from the date of the first public offering of the Pledged Securities, or that portion thereof to be sold, and (iii) make all amendments thereto and/or to the related prospectus which, in the opinion of the Administrative Agent, are necessary, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto.  Each Debtor agrees to cause such issuer to comply with the provisions of the securities or “Blue Sky” laws of any and all jurisdictions which the Administrative Agent shall designate and to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) which will satisfy the provisions of Section 11(a) of the Securities Act.

(b)           Each Debtor recognizes that the Administrative Agent may be unable to effect a public sale of any or all the Pledged Securities, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof.  Each Debtor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner.  The Administrative Agent shall be under no obligation to delay a sale of any of the Pledged Securities for the period of time necessary to permit the issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such issuer would agree to do so.

(c)           Each Debtor agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Securities pursuant to this Section 6.4 valid and binding and in compliance with any and all other applicable Laws.  Each Debtor further agrees that a breach of any of the covenants contained in this Section 6.4 will cause irreparable injury to the Administrative Agent and the holders of the Secured Obligations, that the Administrative Agent and the holders of the Secured Obligations have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 6.4 shall be specifically enforceable against such Debtor, and such Debtor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred.

6.5           Foreclosure.

(a)           The Administrative Agent may foreclose on the Collateral in any manner permitted by the courts of or in the State of New York or the jurisdiction in which any Collateral is located.  If the Administrative Agent should institute a suit for the collection of the Secured Obligations and for the foreclosure of this Agreement, the Administrative Agent may at any time before the entry of a final judgment dismiss the same, and take any other action permitted by this Agreement.

(b)           To the extent permitted by law, the Administrative Agent may exercise all the foreclosure rights and remedies of a secured party under the UCC.  In connection therewith, the Administrative Agent may sell any Collateral at public or private sale, at the office of the Administrative Agent or elsewhere, for cash or credit and upon such other terms as the Administrative Agent deems commercially reasonable.  The Administrative Agent may sell any Collateral at one or more sales, and the security interest granted hereunder shall remain in effect as to the unsold portion of the Collateral.  Each Debtor agrees that to the extent permitted by law such sales may be made without notice.  If notice is required by law, each Debtor hereby deems ten days advance notice of the time and place of any public or private sale reasonable notification, recognizing that if any portion of the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, shorter notice may be reasonable.  The Administrative Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given.  The Administrative Agent may adjourn any sale by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was adjourned.  In the event that any sale hereunder is not completed or is defective in the opinion of the Administrative Agent, the Administrative Agent shall have the right to cause subsequent sales to be made hereunder.  Any statements of fact or other recitals made in any bill of sale, assignment, or other document representing any sale hereunder, including statements relating to the occurrence of an Event of Default, acceleration of the Secured Obligations, notice of the sale, the time, place, and terms of the sale, and other actions taken by the Administrative Agent in relation to the sale may be conclusively relied upon by the purchaser at any sale hereunder.  The Administrative Agent may delegate to any agent the performance of any acts in connection with any sale hereunder, including the sending of notices and the conduct of the sale.

6.6           Application of Proceeds.

(a)           Unless otherwise specified herein, any cash proceeds received by the Administrative Agent from the sale of, collection of, or other realization upon any part of the Collateral or any other amounts received by the Administrative Agent hereunder may be, at the reasonable discretion of the Administrative Agent (i) held by the Administrative Agent in one or more Collateral Accounts as cash collateral for the Secured Obligations or (ii) applied to the Secured Obligations.

(b)           Amounts applied to the Secured Obligations shall be applied in the following order:

First, to the payment of the costs and expenses of exercising the Administrative Agent’s rights hereunder, whether expressly provided for herein or otherwise; and

Second, to the payment of the Secured Obligations in the order set forth in Section 8.03 of the Credit Agreement.

Any surplus cash collateral or cash proceeds held by the Administrative Agent after payment in full of the Secured Obligations and the termination of any commitments of the Administrative Agent to any Debtor shall be paid over to such Debtor or to whomever may be lawfully entitled to receive such surplus.

6.7           Waiver of Certain Rights.  To the full extent each Debtor may do so, such Debtor shall not insist upon, plead, claim, or take advantage of any law providing for any appraisement, valuation, stay, extension, or redemption, and such Debtor hereby waives and releases the same, and all rights to a marshaling of the assets of such Debtor, including the Collateral of such Debtor, or to a sale in inverse order of alienation in the event of foreclosure of the liens and security interests hereby created.  Such Debtor shall not assert any right under any law pertaining to the marshaling of assets, sale in inverse order of alienation, the administration of estates of decedents or other matters whatever to defeat, reduce, or affect the right of the Administrative Agent under the terms of this Agreement.

6.8           Remedies Cumulative.  The Administrative Agent’s remedies under this Agreement and the Loan Documents to which any Debtor is a party shall be cumulative, and no delay in enforcing this Agreement and the Loan Documents to which any Debtor is a party shall act as a waiver of the Administrative Agent’s rights hereunder.

6.9           Reinstatement.  The obligations of each Debtor under this Agreement shall continue to be effective or automatically be reinstated, as the case may be, if at any time payment of any of the Secured Obligations is rescinded or otherwise must be restored or returned by the Administrative Agent upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Debtor or any other obligor or otherwise, all as though such payment had not been made.

SECTION 7.

MISCELLANEOUS

7.1           Amendments.  None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 10.01 of the Credit Agreement.  No consent of any Hedge Bank or any Cash Management Bank (except in such Person’s capacity as a Lender, if applicable) shall be required for any waiver, amendment, supplement or other modification to this Agreement.

7.2           Notices.  All notices, requests and demands to or upon the Administrative Agent or any Debtor hereunder shall be effected in the manner provided for in Section 10.02 of the Credit Agreement.  All notices, requests and demands hereunder to any Debtor shall be given to it at its address or telecopy number provided in Schedule 10.02 of the Credit Agreement.

7.3           No Waiver by Course of Conduct; Cumulative Remedies; No Duty.  No failure to exercise, nor any delay in exercising, on the part of the Administrative Agent, any right, power or privilege hereunder shall operate as a waiver thereof.  No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  A waiver by the Administrative Agent of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that the Administrative Agent would otherwise have on any future occasion.  The rights and remedies provided herein and in the other Loan Documents are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.  The powers conferred on Administrative Agent under this Agreement are solely to protect Administrative Agent’s rights under this Agreement and shall not impose any duty upon it to exercise any such powers.  Except as elsewhere provided hereunder, Administrative Agent shall have no duty as to any of the Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to the Collateral.

7.4           Enforcement Expenses; Indemnification.

(a)           Each Debtor agrees to pay all costs and expenses incurred in connection with the enforcement, attempted enforcement, exercise, or preservation of any rights or remedies under this Agreement or the other Loan Documents to which such Debtor is a party (including all such costs and expenses incurred during any “workout” or restructuring in respect of the Obligations and during any legal proceeding, including any proceeding under any Debtor Relief Law), including all attorneys’ fees.

(b)           Each Debtor agrees to pay, and to indemnify and hold the Administrative Agent and each holder of the Secured Obligations harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

(c)           Each Debtor agrees to pay, and to indemnify and hold the Administrative Agent, each holder of the Secured Obligations, and their respective Affiliates, directors, officers, employees, counsel, agents and attorneys-in-fact (collectively the “Indemnitees”) harmless from, any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses and disbursements (including attorneys’ fees) of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any such Indemnitee in any way relating to or arising out of or in connection with the execution, delivery, enforcement, performance or administration of any Guaranty, this Agreement, or any Loan Document to which such Debtor is a party, in all cases, whether or not caused by or arising, in whole or in part, out of the negligence of the Indemnitee; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements (i) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee, or (ii) result from a claim brought by any Debtor against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if such Debtor has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.

(d)           All amounts due under this Section 7.4 shall be payable upon demand therefor. The agreements in this Section shall survive repayment of the Obligations and all other amounts payable under the Credit Agreement and the other Loan Documents.

7.5           Successors and Assigns.  This Agreement shall be binding upon the successors and assigns of each Debtor and shall inure to the benefit of the Administrative Agent and the holders of the Secured Obligations and their successors and assigns; provided that no Debtor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent.

7.6           Set-Off.  Each Debtor hereby irrevocably authorizes the Administrative Agent and each Lender at any time and from time to time upon the occurrence and during the continuance of any Event of Default, without prior notice to such Debtor or any other Loan Party, any such notice being waived by such Debtor to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Lender to or for the credit or the account of the respective Debtor against any and all Obligations owing to such Lender under the Credit Agreement, any Guaranty, or under any other Loan Document, now or hereafter existing, irrespective of whether or not the Administrative Agent or such Lender shall have made demand for payment and although such Obligations may be contingent or unmatured or denominated in a currency different from that of the applicable deposit or indebtedness.  Any such set-off shall be subject to the notice requirements of Section 10.08 of the Credit Agreement; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

7.7           Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

7.8           Severability.  If any provision of this Agreement is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions.  The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

7.9           Section Headings.  The Section headings used in this Agreement are included for convenience of reference only and shall not affect the interpretation of this Agreement.

7.10         Integration.  This Agreement, together with the other Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter.

7.11         GOVERNING LAW ETC.

(a)           GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b)           SUBMISSION TO JURISDICTION.  EACH DEBTOR IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK CITY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR

RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT.  EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.  NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR THE L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE BORROWER OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c)           WAIVER OF VENUE.  EACH DEBTOR IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d)           SERVICE OF PROCESS.  EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 7.2.  NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

(e)           WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

7.12         Additional Debtors.  Each Subsidiary of the Borrower that is required to become a party to this Agreement after the date hereof pursuant to Section 6.12 of the Credit Agreement shall become a Debtor for all purposes of this Agreement upon execution and delivery by such Subsidiary of an instrument in the form of Annex I hereto.

7.13         Termination; Releases.

(a)           This Security Agreement and the security interest created hereby shall terminate when the Aggregate Commitments have been fully and finally terminated and all the Secured Obligations have been indefeasibly paid in full (other than contingent indemnification obligations and obligations and liabilities under Secured Cash Management Agreements and Secured Hedge Agreements as to which arrangements satisfactory to the applicable Cash Management Bank or Hedge Bank shall have been made) and all Letters of Credit have expired or terminated (other than Letters of Credit as to which other arrangements satisfactory to the Administrative Agent and the L/C Issuer shall have been made), at which time the Administrative Agent shall execute and deliver to the Debtors or the Debtors’ designee, at the Debtors’ expense, all Uniform Commercial Code termination statements and similar documents which the Debtors shall reasonably request from time to time to evidence such termination.  Any execution and delivery of termination statements or documents pursuant to this Section 7.13(a) shall be without recourse to or warranty by the Administrative Agent.

(b)           In the event that all the Equity Interests of any Debtor shall be sold, transferred or otherwise disposed of to a person that is not an Affiliate of the Borrower in accordance with the terms of the Credit Agreement, at the request and sole expense of such Debtor,  the Administrative Agent shall promptly execute and deliver to such Debtor all releases or other documents reasonably necessary or desirable for the release of such Debtor from its obligations hereunder and of the security interests created hereby on such Equity Interests and in the Collateral of such Debtor; provided that, to the extent required by the Credit Agreement, the Required Lenders or, if required by the terms of the Credit Agreement, such other requisite number of Lenders, shall have consented to such sale, transfer or other disposition and the terms of such consent did not provide otherwise.  If any of the Collateral shall be sold, transferred or otherwise disposed of by any Debtor in a transaction permitted by the Credit Agreement, at the request and sole expense of such Debtor,  the Administrative Agent shall promptly execute and deliver to such Debtor all releases or other documents reasonably necessary or desirable for the release of the security interest created hereby on such Collateral; provided that, to the extent required by the Credit Agreement, the Required Lenders or, if required by the terms of the Credit Agreement, such other requisite number of Lenders, shall have consented to such sale, transfer or other disposition and the terms of such consent did not provide otherwise; provided, further, that such security interest will continue to attach to all proceeds of such sales or other dispositions.  Any execution and delivery of termination statements or documents pursuant to this Section 7.13(b) shall be without recourse to or warranty by the Administrative Agent.

(c)           No consent of any Hedge Bank or any Cash Management Bank (except in such Person’s capacity as a Lender, if applicable) shall be required for any release of Collateral or Debtors pursuant to this Section.

(d)           Each Debtor acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement originally filed in connection herewith without the prior written consent of the Administrative Agent subject to such Debtor’s rights under Section 9-509(d)(2) of the UCC.

[Signature pages follow.]

EXECUTED as of the date first above written.

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Antonikia L. Thomas

Name: Antonikia L. Thomas
Title: Assistant Vice President

GLOBAL GEOPHYSICAL SERVICES, INC., a Delaware corporation

By:	/s/ P. Mathew Verghese

Name: P. Mathew Verghese
Title: Senior VP and Chief Finacial Officer

AUTOSEIS, INC., a Texas corporation

By:	/s/ P. Mathew Verghese

Name: P. Mathew Verghese
Title: Senior VP and Chief Finacial Officer

GGS INTERNATIONAL HOLDINGS, INC., a Texas corporation

By:	/s/ P. Mathew Verghese

Name: P. Mathew Verghese
Title: Senior VP and Chief Finacial Officer